Exhibit 99.1

NEWS RELEASE

NOVAGOLD & PAULSON SELECT FLUOR AS DONLIN GOLD’S PARTNER TO LEAD BANKABLE FEASIBILITY STUDY

February 9, 2026 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) and Donlin Gold Holdings (DGH), 100% wholly-owned by Paulson Advisers LLC (“Paulson”) and its affiliates, are pleased to announce that Fluor Corporation (NYSE: FLR) (“Fluor”) was selected to lead the Bankable Feasibility Study (BFS) as the engineering firm for the Donlin Gold project in Alaska as it advances toward financing and development.

Donlin Gold is advancing the BFS using a disciplined, execution-focused approach informed by longstanding experience in delivering large, multi-disciplinary projects. The emphasis is on fully integrating scope, engineering, cost, and schedule to support a high-quality, investment-grade study, while continuing to make steady and deliberate progress toward development. The BFS is expected to be completed in 2027. A more detailed schedule and budget for the BFS are expected to be released in the coming months following full-scope alignment with other contractors selected to work on discreet portions of the overall project scope (“Specialist Contractors”).

Fluor is a global leader in engineering, mining, processing, and large-scale infrastructure delivery. The company portfolio includes extensive experience executing complex, large-scale gold and copper projects across North America and internationally in challenging environments including cold-weather and remote locations.

The bidding process for the Donlin Gold BFS was thorough and competitive, with participation from top-tier engineering firms. Fluor will integrate the other major work packages into the overall project and coordinate with other Specialist Contractors on key pieces of infrastructure and process unit operations. These include the power plant, the natural gas pipeline, and the pressure oxidation circuit and oxygen plant. Fluor will also bring substantial technical, engineering, and execution capabilities, supporting the design of what is anticipated to become the largest single operating gold mine in the United States. The BFS work will be primarily conducted at Fluor’s offices in Canada, utilize high value centers (HVC), with coordination from the Donlin Gold office and project site in Alaska.

“Fluor is pleased to be appointed as Donlin Gold’s partner to lead the BFS,” said Harish Jammula, Fluor’s President, Mining & Metals Business. “Our focus is on delivering an integrated, high-quality study, with an emphasis on safety, sustainability, quality, cost accuracy, constructability, and execution readiness as the project advances.”

“The selection of Fluor marks an important step in advancing the Donlin Gold project,” said Greg Lang, NOVAGOLD’s President and CEO. “They bring a proven track record of delivering complex projects on schedule and within budget, which is critical at this stage as we position Donlin Gold for development,” added John Paulson.

Scope of Work

Fluor has commenced work on the BFS and will be responsible for integrating workstreams from Specialist Contractors, advancing value and cost optimization, and delivering an integrated engineering, cost, and schedule framework.

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NEWS RELEASE

Next Steps

Requests for proposals were issued in the fourth quarter of 2025 for Specialist Contractors to cover the power plant, pipeline, and pressure oxidation and oxygen plant scopes of work, which will be incorporated into the BFS.

In parallel, management has identified key project requirements and has begun recruiting critical roles to build the owner’s project team, while site activities continue to advance the next phase of development. This includes ongoing evaluation of geotechnical drilling as well as materials assessments along the planned upriver port and access road to support detailed design and the BFS.

The Company intends to advance these workstreams concurrently to support an integrated BFS and position the project for the next phase of development following completion of the study and project financing. The Company will continue to provide market updates as these activities progress.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of the Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 40 million ounces of gold in the Measured and Indicated Mineral Resource categories (560 million tonnes at an average grade of approximately 2.22 grams per tonne, in the Measured and Indicated Mineral Resource categories on a 100% basis)1, inclusive of Proven and Probable Mineral Reserves, the Donlin Gold project is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. The Donlin Gold project is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis once in production2.

About DGH

Donlin Gold Holdings (DGH), 100% wholly owned by Paulson Advisers LLC & its affiliates, is the 40% owner of the Donlin Gold project. DGH and NOVAGOLD together own 100% of Donlin Gold and share equal voting and operating control.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

Frank Gagnon

Manager, Investor Relations

604-669-6227 or 1-866-669-6227

info@novagold.com

www.novagold.com

1 Donlin Gold data as per the report titled “NI 43-101 Technical Report on the Donlin Gold project, Alaska, USA” with an effective date of November 30, 2025 (the “2025 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold project, Alaska, USA” (the “2025 Technical Report Summary”), dated November 30, 2025. Donlin Gold possesses Measured Resources of approximately 9 Mt grading 2.67 g/t and Indicated Resources of approximately 551 Mt grading 2.21 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 6 Mt of Measured Resources and approximately 330 Mt of Indicated Resources inclusive of Reserves is currently attributable to NOVAGOLD through its 60% ownership interest in Donlin Gold LLC. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 1.4 Mt grading 1.18 g/t and Indicated Resources of approximately 175 Mt grading 1.32 g/t, of which approximately 0.9 Mt of Measured Resources and approximately 105 Mt of Indicated Resources exclusive of Mineral Reserves is currently attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 9 Mt grading 2.29 g/t and Probable Reserves of approximately 495 Mt grading 2.02 g/t, each on a 100% basis, of which approximately 6 Mt of Proven Reserves and approximately 297 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserve and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

2 Anticipated average annual gold production during full life of mine if put into production as contemplated in the 2025 Technical Report and the 2025 Technical Report Summary.

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NEWS RELEASE

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the anticipated timing of the release of the schedule and budget for the BFS and market updates relating to same; timing of the completion of the BFS; the preparation of the BFS; planned activities at the site relating to the preparation of the BFS; the mineral estimates at Donlin Gold and the anticipated production levels at Donlin Gold In addition, any statement that refers to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements contained in this media release are based on a number of material assumptions, including but not limited to the following, which could prove to be significantly incorrect: our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary; estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate;; availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold LLC, with government agencies and Native groups; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent report on Forms 10-K, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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